Exhibit 10.2
Execution Version

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) dated as of July 2, 2025 is by FABRIC GENOMICS, INC., a Delaware corporation (the “Additional Grantor”), in favor of PERCEPTIVE CREDIT HOLDINGS IV, LP, a Delaware limited partnership, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

A.Reference is made to (i) the Credit Agreement and Guaranty (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Credit Agreement”), dated as of October 27, 2023, among SEMA4 OPCO, INC. (f/k/a Mount Sinai Genomics, Inc.), a Delaware corporation (“Sema4”), GENEDX, LLC (f/k/a GeneDx, Inc.), a Delaware limited liability company (“GeneDx, LLC” and together with Sema4, each a “Borrower” and collectively, the “Borrowers”), certain Guarantors party thereto, certain Lenders party thereto and the Administrative Agent, and (ii) the Security Agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Security Agreement”; capitalized terms used herein but not defined shall have the meaning ascribed to such terms therein), dated as of October 27, 2023, among certain Grantors party thereto and the Administrative Agent.

B.Section 5.12 of the Security Agreement provides that additional Persons may from time to time after the date of the Security Agreement become Grantors under the Security Agreement by executing and delivering to the Administrative Agent a supplemental agreement to the Security Agreement in the form of this Joinder.

C.To induce the Secured Parties to maintain the term loans pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Grantor has agreed to execute and deliver to the Administrative Agent (i) a Guarantee Assumption Agreement under the Credit Agreement, and
(ii) this Joinder.

The Additional Grantor hereby agrees to become a “Grantor” for all purposes of the Security Agreement (and hereby supplements each of the Schedules to the Security Agreement in the manner specified in Appendix A hereto). Without limitation, as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Additional Grantor hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, as provided in Section 3 of the Security Agreement a security interest in all of the Additional Grantor’s right, title and interest in, to and under the Collateral of the Additional Grantor, in each case whether tangible or intangible, wherever located, and whether now owned by the Additional Grantor or hereafter acquired and whether now existing or hereafter coming into existence. In addition, subject to the Schedules attached hereto, the Additional Grantor hereby makes the representations and warranties set forth in Section 2 of the Security Agreement, with respect to itself and its obligations under this Joinder, as if each reference in such Sections to the Loan Documents included reference to this Joinder.

[SIGNATURE PAGES FOLLOW]

Docusign Envelope ID: 612D2CCE-7050-4CE8-9A97-980426D05D92

IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

FABRIC GENOMICS, INC.,
as Grantor

By:     Name: Kevin Feeley
Title: Chief Financial Officer and Treasurer

[Signature Page to Joinder Agreement]

Docusign Envelope ID: 246957E0-2FAC-4411-B6C3-51104369038A

Perceptive Credit Holdings IV, LP,
as Administrative Agent

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:
Name: Sandeep Dixit Title: Chief Credit Officer

By:
Name: Sam Chawla Title: Portfolio Manager

[Signature Page to Joinder Agreement]